As filed with the Securities and Exchange
                       Commission on June 8, 1994.

                                Registration No. 33-____________
_________________________________________________________________________


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                             ___________________

                                Furon Company
           (Exact name of registrant as specified in its charter)
                             ___________________

            California                            95-1947155
  (State or other jurisdiction of              (I.R.S. Employer
  incorporation or organization)              Identification No.)

           29982 Ivy Glenn Drive, Laguna Niguel, California 92677
                  (Address of principal executive offices)


                   Furon Company 1982 Stock Incentive Plan
                          (Full title of the plan)

                              Donald D. Bradley
                        General Counsel and Secretary
                                Furon Company
                            29982 Ivy Glenn Drive
                       Laguna Niguel, California 92677
                   (Name and address of agent for service)
                             ___________________

                  Telephone number, including area code,
                   of agent for service:  (714) 831-5350
                             ___________________


                      CALCULATION OF REGISTRATION  FEE


                                    Proposed    Proposed
                                    maximum     maximum
Title of            Amount          offering    aggregate     Amount of
securities          to be           price       offering      registration
to be registered    registered      per unit    price         fee


Common Stock,       150,000(1),(2)  $15.625(3)  $2,343,750(3) $808.19(3)
without par value   shares
___________________________________________________________________________

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and rights to purchase the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Each share is accompanied by a common share purchase right pursuant to the Registrant's Rights Agreement, dated March 31, 1989, as amended, with Bank of America National Trust and Savings Association, as Rights Agent.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 2, 1994, as reported in the consolidated reporting system of NASDAQ and published in the Western Edition of the Wall Street Journal.

__________________________________________________________________________


The Prospectus which contains the information required pursuant to Section 10(a) of the Securities Act of 1933, as amended (the "Act"), relates to (i) a registration statement on Form S-8 (File No. 2-83043) under the Act, with respect to 600,000 shares of Common Stock, (ii) a registration statement on Form S-8 (File No. 33-29270) under the Act, with respect to 375,000 additional shares of Common Stock, (iii) a registration statement on Form S-8 (File No. 33-39572) under the Act, with respect to 525,000 additional shares of Common Stock, and (iv) this registration statement on Form S-8 under the Act with respect to an additional 150,000 shares of Common Stock.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


          The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Act. Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Act.


                             PART II

                   INFORMATION REQUIRED IN THE
                    REGISTRATION STATEMENT**

Item 3.   Incorporation of Certain Documents by Reference

          The following documents of Furon Company (the
"Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the Company's fiscal year ended January 29, 1994;

     (b) Quarterly Report on Form 10-Q for the Company's quarterly period ended April 30, 1994; and

     (c) The description of the Company's Common Stock contained in its Registration Statement on Form S-3 dated June 19, 1990 (Registration No. 33-35464), and any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

Item 5.   Interests of Named Experts and Counsel

Item 6.   Indemnification of Directors and Officers

Item 7.   Exemption from Registration Claimed

Item 8.   Exhibits - See the attached Exhibit Index.

Item 9.   Undertakings


**   The information and contents of Registration Statements No.
2-83043, 33-29270 and 33-39572 on Form S-8, respectively, which were previously filed with the Securities and Exchange Commission by the Registrant are incorporated herein by reference. Except for required opinions, consents, signature pages and any information required in this Registration Statement that is not in the above mentioned Registration Statements, information required by Part II to be contained in this Registration Statement is omitted in accordance with General Instruction E to Form S-8.



                           SIGNATURES

          Pursuant to the requirements of the Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Niguel, State of California, on June 7, 1994.


                             FURON COMPANY


                             By:  /s/ Monty A. Houdeshell
                                  Monty A. Houdeshell
                             Its:      Vice President, Chief
                                       Financial Officer and
                                       Treasurer



                        POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints J. Michael Hagan, Terrence A. Noonan and Monty A. Houdeshell, or each of them individually, his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signature                    Title                   Date



/s/ J. Michael Hagan      Chairman of the Board     June 7, 1994
J. Michael Hagan          (Principal Executive
                          Officer)


/s/ Terrence A. Noonan    President and Director    June 7, 1994
Terrence A. Noonan


/s/ Peter Churm           Chairman Emeritus         June 7, 1994
Peter Churm


/s/ Monty A. Houdeshell   Vice President,           June 7, 1994
Monty A. Houdeshell       Chief Financial Officer
                          and Treasurer (Principal
                          Financial Officer)


/s/ Koichi Hosokawa       Controller (Principal     June 7, 1994
Koichi Hosokawa           Accounting Officer)


/s/ Bruce E. Ranck        Director                  June 7, 1994
Bruce E. Ranck


/s/ Cochrane Chase        Director*                 June 7, 1994
Cochrane Chase


/s/ H. David Bright       Director*                 June 7, 1994
H. David Bright


/s/ William D. Cvengros   Director                  June 7, 1994
William D. Cvengros


                          Director*                 June ____, 1994
William E. Eckhardt


/s/ R. David Threshie     Director                  June 7, 1994
R. David Threshie


_________________

* Member of Compensation Committee

                         EXHIBIT INDEX*


Exhibit
Number               Description


4                Amendment to the Furon Company 1982
                 Stock Incentive Plan, as amended
                 (adopted by the Board of Directors
                 of Furon Company on March 22, 1994).

5.               Opinion of Counsel (opinion re
                 legality).

23.1             Consent of Independent Accountants.

23.2             Consent of Counsel (included in
                 Exhibit 5).

24.              Power of Attorney (included in this
                 Registration Statement under "Signatures").


_______________________

*      Each exhibit index and exhibit of Registration Statement
Nos. 2-83043, 33-29270 and 33-39572, respectively, which were previously filed with the Securities and Exchange Commission by the Registrant, are incorporated herein by reference.